UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2020

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Secured Notes Offering

On May 15, 2020, The AES Corporation (“AES” or the “Company”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”) announcing its proposed offering (the “Offering”) of Senior Secured First Lien Notes due 2025 (the “2025 Notes”) and Senior Secured First Lien Notes due 2030 (the “2030 Notes”, and together with the 2025 Notes, the “New Notes”). In accordance with Rule 135c(d) under the Securities Act, a copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Tender Offers and Consent Solicitations

On May 15, 2020, AES issued a press release announcing the commencement of its cash tender offers (each a “Tender Offer” and together the “Tender Offers”) to purchase up to $1.485 billion aggregate purchase price across its 4.000% Senior Notes due 2021 (the “2021 Notes”), 4.875% Senior Notes due 2023 (the “4.875% 2023 Notes”) and 4.500% Senior Notes due 2023 (the “4.500% 2023 Notes”, and together with the 4.875% 2023 Notes, the “2023 Notes”, and the 2023 Notes together with the 2021 Notes, the “Outstanding Notes”) and related consent solicitations to the indenture governing the Outstanding Notes that would substantially eliminate all of the restrictive covenants and events of default as well as to reduce the minimum notice requirements for optional redemption with respect to the Outstanding Notes from thirty days to three days (each a “Consent Solicitation” and together the “Consent Solicitations” and, together with the Tender Offers, the “Tender Offers and Consent Solicitations”), subject to certain conditions, including the consummation of the Offering. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and Consent Solicitation Statement dated May 15, 2020 which more fully sets forth the terms of the Tender Offers and Consent Solicitations. A copy of the press release announcing the Tender Offers and Consent Solicitations is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any Outstanding Notes or any other security.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, our financing plans, including the offering of the New Notes and the details thereof, the proposed use of proceeds therefrom, and other expected effects of the offering of the New Notes, the Tender Offers and Consent Solicitations, the details thereof and other expected effects of the Tender Offers and Consent Solicitations. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results include the successful pricing and closing of the Offering, the aggregate amount of notes tendered (which could lead to retirement or repayment of other existing debt), and other risks and uncertainties discussed in the offering memorandum related to the New Notes, the Offer to Purchase related to the Tender Offers and AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of AES’ 2019 Annual Report on Form 10-K filed February 27, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting AES’ website at www.aes.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 15, 2020, announcing the Offering.
99.2	Press Release, dated May 15, 2020, announcing the Tender Offers and Consent Solicitations.
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

Dated: May 15, 2020